Exhibit 10.14(d)
JOINDER AGREEMENT
     JOINDER AGREEMENT dated as of January 1, 2005 (this “Agreement”), between SPTC Delaware, LLC, a Delaware limited liability company (the “Licensor”), Sotheby’s Holdings, Inc., a Michigan Corporation (“Holdings”), and Sotheby’s, an unlimited company registered in England (“Sotheby’s (UK)”), on the one hand, and Cendant Corporation, a Delaware corporation (“Parent”) and Sotheby’s International Realty Licensee Corporation, a Delaware corporation (“Licensee”), on the other hand. Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to such terms in the License Agreement (as defined below).
WITNESSETH:
     WHEREAS, Holdings and Licensor (as assignee of SPTC, Inc.), on the one hand, and Parent and Licensee, on the other hand, are parties to a License Agreement dated as of February 17, 2004 (the “License Agreement”);
     WHEREAS, on December 15, 2004, pursuant to the letter set forth as Exhibit 1 hereto (the “Option Exercise Letter”), Licensee notified Licensor of Licensee’s desire to exercise its rights, pursuant to the terms and subject to the conditions of Article XVIII of the License Agreement, to license the Licensed Marks for use in the countries listed on Schedule A to the Option Exercise Letter (the “Option Countries”) solely for the offer and sale of Authorized Services in the Option Countries on the terms provided in the License Agreement;
     WHEREAS, on or about July 15, 2004, the international registrations of the SIR Mark with respect to the Option Countries in which the SIR Mark has been registered (the “Option Country Registrations”) were owned by Sotheby’s International Realty GmbH (“SIR GmbH”), and all of SIR GmbH’s right, title, and interest in and to the SIR Mark and the Option Country Registrations, along with the goodwill of the business symbolized by the SIR Mark and Option Country Registrations, was transferred and assigned by SIR GmbH to Sotheby’s (UK); and
     WHEREAS, as more fully set forth in this Agreement, the parties desire to grant the license in the Option Countries as contemplated by Section 18.6 of the License Agreement and to satisfy the parties’ obligations under Section 18.3(e) of the License Agreement.
     In consideration of the respective representations, warranties and covenants set forth herein and in the License Agreement and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
I. Addition of Option Countries and Amendment of Schedule C:

     The Option Countries are hereby added to the Territory, and Schedule C of the License Agreement is hereby amended to add the names of all such Option Countries.
II. Application of the terms of use of the License Agreement
     The parties acknowledge and agree that the terms and conditions of the License Agreement with respect to Licensee’s use of the Licensed Marks, including the terms and conditions with respect to the quality control matters, shall apply to Licensee’s use of the Licensed Marks in the Option Countries. For the avoidance of doubt, the parties acknowledge that the foregoing shall not be deemed to amend, modify or affect those terms and conditions of the License Agreement that expressly do not apply to the Option Countries.
III. Agreement of Sotheby’s (UK) to be bound; Eligible SPV
     Sotheby’s (UK) hereby agrees to be bound by the terms and conditions of the License Agreement as a Licensor with respect to the Option Countries. In accordance with the provisions of the License Agreement, subject to clauses (i) through (iv) of Section 18.3(e) thereof, Holdings and Sotheby’s (UK) hereby agree to establish an Eligible SPV in accordance with Section 18.3 of the License Agreement, cause such Eligible SPV to be the holder of the Option Country Registrations or to file a registration or registrations for the Licensed Marks in the Option Countries pursuant to the terms and subject to the conditions of the License Agreement, and upon a transfer of the Option Country Registrations or the grant of a registration or registrations for the Option Countries, cause such Eligible SPV to be bound by the terms and conditions of the License Agreement as Licensor, whereupon Sotheby’s (UK) shall no longer be deemed a party to the License Agreement as Licensor with respect to the Option Countries.
IV. Representations and Warranties
(a)	Holdings, Licensor and Sotheby’s (UK) jointly and severally represent and warrant to Parent and Licensee as follows as of the date of this Agreement:
(i)	Authority, Validity. Each of Holdings, Licensor and Sotheby’s (UK) is a corporation (or in the case of Licensor, a limited liability company) validly existing and in good standing under the laws of its state or jurisdiction of organization. Each of Holdings, Licensor and Sotheby’s (UK) has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder. The execution, delivery and performance of this Agreement by Holdings, Licensor and Sotheby’s (UK) and the consummation by Holdings, Licensor and Sotheby’s (UK) of the transactions contemplated hereunder, have been or will be duly and validly authorized by Holdings, Licensor and Sotheby’s (UK), and no other corporate or limited liability company proceedings on the part of Holdings, Licensor and Sotheby’s (UK) are necessary to authorize this Agreement or for the consummation of the transactions contemplated hereunder. This Agreement has been duly executed and delivered by Holdings, Licensor and Sotheby’s (UK), and, assuming due execution and delivery by Parent and Licensee, constitutes a valid and binding obligation of Holdings, Licensor and Sotheby’s (UK) enforceable against each in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii)	Licensed Marks in the Option Countries. Sotheby’s (UK) is the sole and exclusive owner of the Option Country Registrations. To the knowledge of Holdings, Licensor and Sotheby’s (UK), the use of the SIR Mark by Licensee for the offer and sale of Authorized Brokerage Services with respect to the Option Countries will not infringe on the intellectual property rights of any third party. The Option Country Registrations are the sole registrations as of the date hereof of the Licensed Marks with respect to the Option Countries and to the knowledge of Holdings, Licensor and Sotheby’s (UK), such registrations are valid and subsisting and in full force and effect as of the date hereof. There is no material Litigation pending or, to the knowledge of Licensor and Sotheby’s (UK), threatened, and neither Licensor nor Sotheby’s (UK) has received or sent any written notice of a claim or suit, (x) alleging that the SIR Mark infringes upon or otherwise violates any intellectual property rights of any third party in the Option Countries or (y) challenging the ownership, use, validity or enforceability of, or application or registration for, the SIR Mark with respect to the Option Countries. Sotheby’s (UK) has the full power to license the SIR Mark in the Option Countries for use in connection with the Authorized Brokerage Services pursuant to the terms and conditions of the License Agreement.

(iii)	No Conflict; Government Consents.
(1)	Neither the execution, delivery or performance by Holdings, Licensor or Sotheby’s (UK) of this Agreement nor the consummation of the transactions contemplated hereby and compliance by Holdings, Licensor and Sotheby’s (UK) with any of the provisions hereof or of the License Agreement with respect to the licensing of the Licensed Marks in the Option Countries will (x) violate any provision of any Organizational Document of Holdings, Licensor or Sotheby’s (UK); (y) require any consent, approval or notice under, violate or result in the violation of, conflict with or result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, could reasonably be expected to constitute a default) under, result in the termination of, result in a right of termination of, any material contractual obligation of Holdings, Licensor or Sotheby’s (UK) (other than such consents as have already been obtained); or (z) violate any material Law of the United States applicable to Holdings or Licensor.

(2)	No material consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by Licensor in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby that has not been obtained or made.
(b)	Parent and Licensee jointly and severally represent and warrant to Holdings, Licensor and Sotheby’s (UK) as follows as of the date of this Agreement:
(i)	Authority, Validity. Each of Parent and Licensee is a corporation validly existing and in good standing under the laws of the state of its incorporation. Each of Parent and Licensee has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder. The execution, delivery and performance of this Agreement by Parent and Licensee and the consummation by Parent and Licensee of the transactions contemplated hereunder, have been duly and validly authorized by Parent and Licensee, and no other corporate proceedings on the part of Parent or Licensee are necessary to authorize this Agreement or for the consummation of the transactions contemplated hereunder. This Agreement has been duly executed and delivered by Parent and Licensee, and, assuming due execution and delivery by Holdings, Licensor and Sotheby’s (UK), constitutes a valid and binding obligation of Parent and Licensee enforceable against Parent and Licensee in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii)	No Conflict; Government Consents.

(1)	Neither the execution, delivery or performance by Parent or Licensee of this Agreement nor the consummation of the transactions contemplated hereby and compliance by Parent and Licensee with any of the provisions hereof or of the License Agreement with respect to the licensing of the Licensed Marks in the Option Countries will (x) violate any provision of any Organizational Document of Parent or Licensee; (y) require any consent, approval or notice under, violate or result in the violation of, conflict with or result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, could reasonably be expected to constitute a default) under, result in the termination of, result in a right of termination of, any material contractual obligation of Parent or Licensee (other than such consents as have already been obtained); or (z) violate any material Law of the United States applicable to Parent or Licensee.

(2)	No material consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by Parent or Licensee in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby that has not been obtained or made.
(c)	The representations and warranties contained in this Section IV shall survive for a period of two years beginning on the date of this Agreement. Breaches of such representations and warranties shall be indemnifiable by the parties consistent with the terms of Sections 13.1 and 13.2 of the License Agreement (it being understood that any breach of such representations shall be deemed a breach of the License Agreement for purposes of Sections 13.1(i) and 13.2(i) of the License Agreement), subject to the limitation provisions of Section 13.3 of the License Agreement (it being understood that indemnifiable Damages suffered by the parties for purposes of such Section 13.3 shall include any Damages suffered in connection with a breach of the representations and warranties contained herein). The procedures set forth in Section 13.5 of the License Agreement shall apply to any indemnification claim asserted by the parties in connection herewith.
V. Covered Revenue
     The parties acknowledge and agree that Fees shall be payable with respect to Covered Revenue Earned by the Licensee Group from the performance of Authorized Brokerage Services in the Option Countries pursuant to the terms and subject to the conditions contained in Article V of the License Agreement.

VI. Miscellaneous
(a)Governing Law; Jurisdiction; Venue; Service of Process; Waiver of Jury Trial. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OR RULES OF CONFLICTS OF LAW THAT WOULD CAUSE THE APPLICATION OF ANOTHER LAW. EACH PARTY HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK CITY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 20.2 OF THE LICENSE AGREEMENT. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.
(b) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.
(c) Headings. The headings herein are for convenience purposes only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions of this Agreement.
(d) Amendment; Waiver. Any provision of this Agreement may be amended, supplemented, modified or waived if, and only if, such amendment, supplement, modification or waiver is in writing and signed, in the case of an amendment, supplement or modification, by Licensee and Licensor or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(e) License Agreement. This Agreement shall operate as a supplement, amendment and addendum to the License Agreement. Except as expressly provided herein, the License Agreement (including Sections 10.1 and 18.3(b) thereof) is not amended, modified or affected by this Agreement, and the License

Agreement and the rights and obligations of the parties hereto thereunder are hereby ratified and confirmed by the parties hereto in all respects.
(f) Expenses. Except as otherwise provided in the License Agreement, the parties shall bear their own fees and expenses incident to this Agreement and the transactions contemplated hereby.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SPTC DELAWARE, LLC

By:	/s/ William S. Sheridan

Name: William S. Sheridan
Title: Vice President and Treasurer

SOTHEBY’S HOLDINGS, INC.

By:	/s/ William S. Sheridan

Name: William S Sheridan
Title: Executive Vice President and Chief Financial Officer

SOTHEBY’S

By:	/s/ Thomas Christopherson

Name: Thomas Christopherson
Title: Senior Director and European General Counsel

CENDANT CORPORATION

By:	/s/ Steve Tanner

Name: Steve Tanner
Title: Vice President

SOTHEBY’S INTERNATIONAL REALTY LICENSEE CORPORATION

By:	/s/ Kim Vukanovich

Name: Kim Vukanovich
Title: Vice President

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